UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2005

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 941-9470

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Amendment to Officers Agreement

On December 8, 2005, Fargo Electronics, Inc. and each of Kathleen L. Phillips, Thomas C. Platner, Paul W.B. Stephenson and Jeffrey D. Upin, which constitute all of Fargo’s executive officers other than Gary R. Holland, executed amendments to their Officers Agreements pursuant to which Fargo agrees to provide certain benefits to these executives if they are terminated in connection with a change in control of Fargo.  These Officers Agreements, which originally expire by their terms December 31, 2005, were amended to extend their terms through December 31, 2006.  The remaining terms of the Officers Agreement remain unchanged.   The complete text of the amended Officers Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

(b)           Pro Forma Financial Information.

Not Applicable

(c)           Exhibits.

Exhibit No.	Description
10.1	Form of Officers Agreement dated December 8, 2004, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

	By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer
Dated: December 13, 2005

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Form of Officers Agreement dated December 8, 2004, as amended.	Filed herewith